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                                                                    EXHIBIT 99.1

PROFESSIONAL TRANSPORTATION GROUP RECEIVES NASDAQ NOTICE REGARDING LISTING REQUIREMENTS

Marietta, Ga., November 1, 2000/PRNewswire/ -- Professional Transportation Group Ltd., Inc. (Nasdaq: TRUC - news,) today announced that it has received notification from Nasdaq that the Company's current stock price does not comply with one of the Nasdaq Small Cap Market continued listing requirements. Under the applicable continued listing requirement, the common stock must have a minimum closing bid price of $1.00 over the previous 30 consecutive trading days. The Company currently meets all of the other applicable continued listing requirements of The Nasdaq Small Cap Market, including maintaining net tangible assets of approximately $12 million as of June 30, 2000, as compared with Nasdaq's continued listing requirement of $2 million in net tangible assets.

For the Company to regain compliance with this continued listing requirement, the minimum bid price for the Company's common stock must be at least $1.00 for at least 10 consecutive trading days at any time before January 29, 2001. If the Company does not meet this requirement, Nasdaq has indicated it will delist the Company from The Nasdaq Small Cap Market at the opening of business on January 31, 2001. Even if the Company's common stock is delisted from The Nasdaq Small Cap Market, it will continue to trade on the OTC Bulletin Board electronic quotation system, and shareholders will still be able to access current trading information, including the last trade, bid and ask quotations and share volume.

Dennis A. Bakal, president and chief executive officer of Professional Transportation Group, said, "We are making every effort to comply with the continuing listing requirements for The Nasdaq Small Cap Market. Our goal is to return the Company to improved performance and to meet our primary objective as a public company - to build value for our shareholders."

The Company intends to announce financial and operating results for the third quarter and nine months ended September 30, 2000 on or about November 14, 2000.

Professional Transportation Group Ltd., Inc., is headquartered in Marietta, Georgia. The Company provides ground transportation and logistics services for the airfreight and trucking industry in the continental United States through its subsidiary, Timely Transportation, Inc. Professional Transportation's 200 plus trucks employ some of the most current transportation communication technologies, such as the satellite-based vehicle positioning and enhanced mobile data systems and is a technological leader in the freight industry. The resulting efficiencies ensure Professional Transportation customers "Almost as Fast as Air"(C) service. A partial customer list also includes US Airways, Airborne Express, UPS, Emery Worldwide, Nippon Air Cargo, and Danzas AEI.

For more information contact: Dennis A. Bakal, Chief Executive Officer of Professional Transportation Group Ltd., Inc., 678-264-0400; or Michael Lafferman, President of Metropolitan Capital Partners, Inc., 310-358-9977.


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This release contains statements which constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and
Section 21E of the Securities Exchange Act of 1934, as amended. These statements appear in a number of places in this release and include all statements that are not statements of historical fact regarding the intent, belief or current expectations of the Company, its directors or its officers with respect to, among other things: (i) the Company's financing plans; (ii) trends affecting the Company's financial condition or results of operations; (iii) the Company's growth strategy and operating strategy; and (iv) the declaration and payment of dividends. The words "may," "would," "will," "expect," "estimate," "anticipate," "believe," "intend," and similar expressions and variation thereof are intended to identify forward-looking statements. Investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, many of which are beyond the Company's ability to control, and that actual results may differ materially from those projected in the forward-looking statements as a result of various factors discussed herein and those factors discussed in detail in the Company's filings with the Securities and Exchange Commission, including the "Risk Factors" section of the Company's Registration Statement on Form S-3 (Registration Number 333-90955), as declared effective by the Securities and Exchange Commission on May 22, 2000.

SOURCE: Professional Transportation Group Ltd., Inc.